Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Ballard Power Systems Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In U.S. Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Shares (no par value)		(1)	(1)	—	—	—

	Equity	Preferred Shares (no par value)		(1)	(1)	—	—	—

	Debt	Debt Securities		(1)	(1)	—	—	—

	Other	Warrants		(1)	(1)	—	—	—

	Other	Units		(1)	(1)	—	—	—

	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$500,000,000 (1)(2)	$0.00015310	$76,550 (1)(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$500,000,000		$76,550

	Total Fees Previously Paid							NA

	Total Fee Offsets							$55,100

	Net Fee Due							$21,450

(1)

There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, preferred shares, debt securities, warrants to purchase common shares and units, or any combination thereof, of Ballard Power Systems Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $500,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities to be sold by the Registrant.

Table 2: Fee Offset Claims and Sources

In U.S. Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Ballard Power Systems Inc.	F-10	333-271758 (3)	May 9, 2023		$55,100 (3)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	$500,000,000 (3)(4)

Fee Offset Sources	Ballard Power Systems Inc.	F-10	333-271758 (3)		May 9, 2023						$55,100 (3)

(3).

Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to the Registration Statement the previously paid $55,100 of the registration fee required in connection with unsold securities registered under a registration statement on Form F-10 of Ballard Power Systems Inc. (File No. 333-271758) filed with the Securities and Exchange Commission on May 9, 2023 (the “Prior Registration Statement”). No securities were sold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $55,100 of the registration fees previously paid in connection with the Prior Registration Statement against the registration fee for this Registration Statement. As a result, a $21,450 registration fee is payable in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.

(4).

There were registered under the Prior Registration Statement such indeterminate number of common shares, preferred shares, debt securities, warrants to purchase common shares and units, or any combination thereof, of the Registrant as had an aggregate initial offering price not exceeding $500,000,000 (or its equivalent in any other currency used to denominate the securities).